                                                                    EXHIBIT 10.2
                             SHAREHOLDERS AGREEMENT


THIS SHAREHOLDERS AGREEMENT is entered into in the city of Buenos Aires, on the 9th day of October, 1997,

BETWEEN :

(1) Tele-Communications International, Inc., a company organized and existing according to the laws of the State of Delaware, United States of America, with legal domicile at 5619 DTC Parkway, Englewood, Colorado 80111, United States of America ("TINTA");

(2) CEI Citicorp Holdings Sociedad Anonima, a company organized according to the laws of the Argentine Republic and with domicile in the City of Buenos Aires, at Tucuman 1, 19 degrees floor ("CEI");

(3) Southtel Equity Corporation ("SOUTHTEL") a company organized according to the laws of the Cayman Islands, BWI, with legal domicile at the offices of Maples and Calder, P.O. Box 309, Grand Cayman;

(4) T.I. Telefonica Internacional de Espana S.A., a company organized and existing according to the laws of the Kingdom of Spain and with domicile at Jorge Manrique 12, Madrid ("TISA"); and

(5) Martin Eurnekian (D.N.I. No _________), with legal domicile at Honduras 5663, Buenos Aires ("Eurnekian").

WHEREAS:

(A) TINTA, CEI, TISA and Eurnekian are shareholders of Cablevision S.A., a company organized and existing according to the laws of the Argentine Republic, with domicile at Bonpland 1773, City of Buenos Aires (the "Company"); and

(B) TINTA, CEI, TISA and Eurnekian are interested in agreeing upon certain conditions which shall govern their relations as shareholders of the Company.

NOW, THEREFORE, the parties hereto agree as follows:

                                   SECTION I
                          DEFINITIONS, INTERPRETATION
                          ---------------------------

     1.1 Definitions. (a) In this Agreement, unless the context otherwise
         -----------
requires, the expressions hereinafter stated shall have the following meaning:

     "Shares" shall mean (i) shares of the Company, whether ordinary, with all
      ------
rights and benefits attaching thereto; (ii) preferential rights to subscribe new shares of the Company, if being transferred without the respective shares; and
(iii) rights resulting from advance payments on account of future subscriptions of shares of the Company.

     "Agreement" means this agreement as from time to time amended and
      ---------
complemented in accordance with its terms.

     "Affiliate" means, with reference to a specific Person, any Person that at
      ---------
the time of determination of Affiliate status directly or indirectly, whether through one or more intermediaries, is the Controlling Person of, the Controlled Person by or is under common Control with, such specific Person. However, for the exclusive purposes of Sections 2.2 and 7.3, a Person will not be considered to Control another if it is not the owner of shares, quotas or equity interest that represent at least ninety nine percent (99%) of the capital of such other Person. In the case of Eurnekian said condition shall be fulfilled at all times, in the aggregate, by the individual Persons that are members of such party. It will be understood that said condition is fulfilled by said individuals Persons if the same are directly or indirectly beneficiaries in said proportion of a trust to which the shares, quotas or equity interest of said other Person are transferred.

     "Auditors" means any of the following auditing firms which may be appointed
      --------
by simple majority of the Board, from time to time: Arthur Andersen, Price Waterhouse, KPMG, Deloitte & Touche, Coopers & Lybrand or Ernst and Young.

     "Management Agreement" means the Management Agreement of even date herewith
      --------------------
executed by the Company and TINTA Cable Management, Inc., a corporation organized in Colorado, U.S.A., a wholly owned subsidiary of TINTA.

     "Control" means, with reference to a specific Person (other than an
      -------
individual or a natural person), the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, quotas or equity interest, by a contract or otherwise.

     "Controlled Person" means, with reference to a specific Person (other than
      -----------------
an individual or a natural person), any Person that at the time of determination of Controlled Person status directly or indirectly, whether through one or more intermediaries, is under Control of such specific Person. However, for the exclusive purposes of Sections 4.2, 4.2A, 4.3, 4.3A y 5.3, a Person will not be considered to Control another if it is not the owner of shares, quotas or equity interest that represent at least ninety nine percent (99%) of the capital of such other Person.

     "Controlling Person" means, with reference to a specific Person, any Person
      ------------------
that at the time of determination of Controlling Person status directly or indirectly, whether through one or more intermediaries, exercises Control over such specific Person.

     "Corporate Committee" means the committee provided for in Section 5.2.
      -------------------

     "VCC Agreement" means the agreement executed on August 27, 1997 among (i)
      -------------
Ernestina Laura Herrera de Noble, Hector Horacio Magnetto, Jose Antonio Aranda and Lucio Rafael Pagliaro; (ii) CEI and (iii) TISA, in relation to the acquisition of Fintelco S.A. and the companies in which Fintelco S.A. owns an equity interest, including Video Cable Comunicacion S.A.

     "Board of Directors" means the board of directors of the Company.
      ------------------

     "Venture" has the meaning designated thereto in Section 8.2(b).
      -------

     "By-laws" means the By-laws of the Company as modified from time to time.
      -------

     "Encumbrance" means  any fiduciary transfer, mortgage, pledge, security
      -----------
interest, assignment by way of guarantee, usufruct, easement, privilege, restriction, attachment or any other charge whatsoever.

     "Person" means any individual or natural person, and any company,
      ------
association or any other business organization being an entity.

     "Controlled Companies" mean the Persons of which the Company is the
      --------------------
Controlled Person.

     "Related Companies" mean the Persons which are a Related Person to the
      -----------------
Company.

     "Partner" means each of Eurnekian, TINTA, CEI, TISA  and any other
      -------
shareholder of the Company which may become thereafter a party to this Agreement pursuant to the provisions of Sections 7.1(b) and 7.5(f).

     "TASA" means Telefonica de Argentina S.A.
      ----

     "Territory" has the meaning designated thereto in Section 8.2.
      ---------

     "Related Person" means, with reference to a specific Person, any Person
      --------------
that at the time of determination of Related Person status directly or indirectly, whether through one or more intermediaries, owns a share in the capital of such specific Person of more than ten per cent (10%) and any Person in which capital such specific Person owns a share of more than ten per cent (10%).

     1.2 Interpretation. In this Agreement: (i) titles of Sections are included
         ---------------
for a better reference only and shall not be taken into account for the construction thereof, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles in Argentina, (iii) as the context may require, words in the singular include the plural and words in the plural include the singular, and words in the masculine, feminine or neuter gender include the masculine, feminine and neuter genders, (iv) unless otherwise indicated, all references to Appendices are references to Appendices to this Agreement (each of which shall be considered an integral part hereof) and all references to Sections are references to Sections of this Agreement.

                                  SECTION II
                           ORGANIZATION OF PARTNERS
                           ------------------------

     2.1 Eurnekian. (a) For the purposes of this Agreement, if the Persons who
         ----------
are members of the party to this Agreement named "Eurnekian" were more than one, the Persons who from time to time are members of such party: (i) shall be deemed to be a single party or Partner, (ii) shall exercise jointly all rights, options, powers and privileges of such party or Partner under this Agreement, and as a condition for such exercise shall at all times have a single representative, be him one of such Persons or a third party appointed by such Persons or by a number of such Persons as may hold in the aggregate a majority of votes corresponding to the total number of shares of the

Company held by such Persons, (iii) shall have a single address for notices,
(iv) shall comply severally (but not jointly) with all obligations assumed by such Persons on an individual basis and jointly and severally with all obligations assumed by such party or Partner under this Agreement and (v) non-performance of any such obligations by any such Person shall be deemed to be non-performance by such party or Partner.

     (b) The violation of Sections 8.1 or 8.2 by any of the individual Persons mentioned in Section 7.4 who has been or is a shareholder of the Company, shall be considered a breach of Eurnekian and if the Persons who are members of the party to this Agreement named "Eurnekian" were more than one, the Persons who are members of such party shall be jointly and severally liable for such breach.

     (c) The representative of the party designated as "Eurnekian" shall be Mr. Eduardo Eurnekian or whomever he may appoint.

     (d) Eduardo Eurnekian executes this Agreement on his own and constitutes himself as jointly and several guarantor and principal payor of all and each of the obligations of the party named Eurnekian.

     2.2. CEI. SOUTHTEL executes this Agreement in its capacity as an Affiliate
          ---
of CEI as if CEI had on the date hereof transferred to it, pursuant to the provisions of Section 7.3, all the Shares owned by SOUTHTEL. Therefore, CEI will continue to be a party to this Agreement and shall maintain its rights and obligations as if all such Shares were registered in its name and for the purposes of ownership of shares in the capital and votes of the Company to which several provisions in this Agreement refer to, the Shares registered in the name of SOUTHTEL will be considered as belonging to CEI. SOUTHTEL hereby accepts to be bound by the provisions of this Agreement jointly and severally with CEI and SOUTHTEL shall not cease to be an Affiliate of CEI unless CEI previously repurchases all the Shares then owned by SOUTHTEL.

                                  SECTION III
                            OBLIGATIONS OF PARTNERS
                            -----------------------

     3.1  General Obligations. (a) Notwithstanding any provision set forth in
          -------------------
the By-laws, the Partners mutually undertake to (i) personally carry out all the necessary acts to comply with each and every provision of this Agreement, and
(ii) make that those persons appointed as a result of their proposal or indication in order to act as president, vice president, director, Corporate Committee member, syndic, member of the audit commission or manager of the Company or of any Controlled or Related

Company carry out all the necessary acts in order to comply with each and every provision of this Agreement.

     (b) Any act or omission of any of the persons acting in the capacities mentioned in (a) above of this Section 3.1, which is inconsistent with the provisions of this Agreement shall, for the purposes of this Agreement, be considered as an act or omission of the Partner at whose proposal or indication such person was appointed.

     3.2  Contributions. No Partner will be obliged to make capital
          -------------
contributions or guarantee or counter-guarantee any debts of the Company or of any Controlled or Related Company.

     3.3  VCC Agreement. (a) Eurnekian and TINTA acknowledge having received
          --------------
before the date hereof, full and complete copies of the VCC Agreement, and knowledge of its terms is hereby expressly acknowledged.

     (b) The Partners hereby agree that the "ACQUISITION" of "VCC" (as defined in the VCC Agreement) may be made by the Company or by CEI for the account of the Company in such terms and conditions as the Board may approve.

     (c) Each of Eurnekian, TINTA and TISA hereby undertakes that, in case such ACQUISITION of VCC shall be made, they shall perform all such acts as may be necessary on its part so as to permit CEI to comply directly or through the Company with all and every obligations that in such case are imposed on CEI by sections 4, 5 and 7 of the VCC Agreement.

     (d) In case said PURCHASE of VCC shall not be made, TINTA hereby undertakes vis-a-vis CEI that TINTA and its Controlled Persons shall abstain, during a five year period counted as from the date of the VCC Agreement, from making and ACQUISITION of VCC, unless at the time such ACQUISITION of VCC is made by TINTA or any of its Controlled Persons CEI has ceased to be a Partner in the Company.

     (e) The obligations established in this section 3.3 shall survive the termination of this Agreement with respect to any of the Partners.

     3.4  Programming Agreement. In relation to the current programming
          ---------------------
agreement between the Company and Pramer S.R.L. (the "Programming Agreement"), Partners agree that they will cause the Company to extend the term or effectiveness of the Programming Agreement until September 30, 2002 in the same terms and conditions.

     The Programming Agreement may be extended afterwards if both parties so agree, Notwithstanding the foregoing, the Company will be obliged to give Pramer S.R.L. a 12-month prior notice of its intention of not renewing the Programming Agreement on the expiry date thereof (September 30, 2002), should it be the case. Should the Company fail to give such notice, then the Programming Agreement will be automatically extended until that date which is twelve (12) months after the date of such notice, but in no case, irrespective of whether or not such notice was given, later than March 31, 2003.

     The Programming Agreement shall encompass and will be extended to the systems which the Company may incorporate, acquire, administer or manage, either on its own or through TINTA or its Affiliates, in the terms established in the Programming Agreement.

     As regards the Programming Agreement, the Company shall enjoy at all times the most-favored-nation status, without giving consideration to the cases in which Pramer S.R.L. provides programming for free or under temporary promotions.

                                  SECTION IV
                          SHARE OF PARTNERS. OPTIONS
                          --------------------------

     4.1  Share of Partners. (a) Initial share of Partners in the capital and
          -----------------
votes of the Company are the following: TINTA 26.23%; CEI 33.28 %; TISA 33.28 % and Eurnekian 7.2%.

     (b) The proportion existing among such shares shall only be modified hereafter as a result of (i) the lack of subscription, by any of the Partners, of the Shares he has the right to subscribe upon any increase of capital approved by Shareholders' Meeting with the majority required by this Agreement;
(ii) the sale or cancellation of subscription rights of Shares of any Partner due to default in payment (section 193 of Companies and Partnerships Act); (iii) the total or partial sale of Shares by any Partner to other Partner or Partners or to third parties, according to the provisions of this Agreement; (iv) the incorporation of new Partners through the subscription of Shares, according to the provisions of this Agreement; or (v) the implementation or application of any other provision from this Agreement which require such modification.

     4.2  Eurnekian Sale Option. (a) CEI, TISA and TINTA, each of them for so
          ---------------------
long as directly or indirectly owns Shares which represent more than ten per cent (10%) of the capital stock of the Company (the "Optionors") grant hereby Eurnekian the option to sell them all or part of the Shares owned by Eurnekian (the "Eurnekian's Option") and in such case CEI, TISA and TINTA agree to buy such Shares severally and in proportion to their holdings of Shares.

     (b) The Eurnekian's Option is subject to the following conditions: (i) in case of exercising such Option, Eurnekian shall give written notice to the Optionors informing them about his decision to exercise the Eurnekian's option, and such notice shall be of an irrevocable nature for Eurnekian; (ii) such notice shall be received by CEI, TISA and TINTA on any date after the first anniversary of the signing of this Agreement; (iii) the Shares included in the Eurnekian's Option shall be transferred with all the rights and benefits pertaining to the same as of the date of exercise of the option (including, but not limited to, the right to dividends and other distribution, declared or not at said date, which have not been paid or distributed at said date, without regard the fiscal year to which them may correspond) and free of any Encumbrance and all right or option in favor of a third party, within such term as Eurnekian and the Optionors may mutually agree upon, which in no case shall be later than 15 (fifteen) days as from the date of determination of its market value according to paragraph (v) below; (iv) the payment of the price of the Shares included in the Eurnekian's Option, shall be made (A) a one third cash and the balance in four semi annual, equal consecutive instalments, the first on the date which is six (6) months after the date of transfer of such Shares, with interest on the unpaid amounts at LIBOR plus 1% per annum, or, (B) at the option of the Grantor, cash; (v) the Shares included in the Eurnekian's Option shall be purchased at their market value on the date of exercise of the option, and in the event the interested parties can not agree on the market value of such Shares, such value shall be the value in United States Dollars that might be obtained on such date for such Shares in a private placement thereof in a transaction between independent parties, in which the buyer is an informed buyer interested in buying, and the seller is an informed seller interested in selling, as determined by a private investment bank of international repute chosen by mutual agreement of the parties (and failing so by lottery) as among the following: Merrill Lynch, Morgan Stanley, Goldman Sachs, Salomon Brothers, Bear Stearns and J.P. Morgan, which investment bank will have to determine the price within thirty (30) days of its appointment and notify the valuation Eurnekian and the Optionors, it being understood that (A) the determination of the market value of such Shares so made shall be definitive and binding for the seller and the buyers, and (B) all costs and expenses of such determination of value shall be borne equally by Eurnekian, on the one side, and the Optionors, on the other; (vi) between the first and the second anniversary of this Agreement the purchase price of the Shares subject to the Eurnekian's Option shall not be less than US$ 82,300,000, it being understood that, at this price TISA will not be obliged to buy, and that if TISA would not buy its portion, such portion will be purchased by TINTA and CEI pro rata to their holdings of Shares; and (vii) the Shares included in the purchase or sale shall be transferred to the buyers, against payment of the price or, should it be the case, the cash portion thereof and the granting of such guarantees for the balance as may be agreed upon.

     (c) Eurnekian's Option can not be assigned or transferred (except to an Affiliate of Eurnekian) or subject to any Encumbrance by Eurnekian.

     (d) CEI and TINTA agree that in the case Eurnekian exercises the Eurnekian's Option, CEI, if so required by TINTA, shall make its best efforts to procure to TINTA third party financing in normal market conditions for the payment of the price of the Shares subject to the Eurnekian's Option which TINTA must purchase. If by the time in which said payment must be made, such financing had not been obtained and TINTA had not purchased such Shares, CEI will replace TINTA in the performance of the obligation to purchase and will acquire such Shares for its own. TINTA's failure to finance the purchase will not constitute a breach of this Agreement.

     4.2A Purchase Option. (a) If by October 31, 1997 the agreement referred to
          ---------------
in paragraph (f) of Section 8.2 relating to the trademarks mentioned therein has not been signed, CEI, TISA and TINTA (or one or more of them if the other party or parties do not wish to do so) (the "Opting Party") shall jointly have an option to purchase from Eurnekian all of the Shares owned by Eurnekian in proportion to their holding of Shares, and in such case Eurnekian agrees to sell said Shares.

     (b) This option is subject to the following conditions: (i) in case of exercise, the Opting Parties shall notify in writing to Eurnekian that they have decided to exercise this option, and such notice shall be irrevocable for the Opting Parties; (ii) said notice will have to be received by Eurnekian before November 30, 1997 or, if later, within ten (10) days from the date on which Eurnekian notifies CEI, TISA and TINTA that he withraws from the negotiations for the signature of the agreement referred to in paragraph (f) of Section 8.2;
(iii) the Shares subject to this option shall be transferred with all rights and benefits attaching thereto at the time of exercise of the option (including, without limitation, the right to dividens and other distributions, declared or not at such date, which have not been paid or distributed at such date, irrespective of the fiscal year to which they belong) and free of all Encumbrances and all right or option in favor of any third party, within the term as the Opting Parties and Eurnekian may mutually agree but in no event before December 1, 1997 or after

December 15, 1997; (iv) the payment of the price of the Shares subject to this Option shall be made fully cash; (v) the Shares subject to this option shall be purchased at the price of U$S 95,000,000; and (vi) the Shares included in the purchase or sale shall be transferred to the buyers against payment of the price.

     (c) This option may not be assigned or transferred (except to an Affiliate of the Opting Parties).

     4.3  TINTA Sale Option-I. (a) CEI and TISA, each for so long as it owns
          -------------------
directly or indirectly Shares representing more than ten per cent (10%) of the capital stock of the Company (the "Optionors"), grant hereby TINTA the option to sell them all or part of the Shares owned by TINTA (the "TINTA Option-I") and in such case they agree to jointly purchase such Shares in proportion to their holdings of Shares.

     (b) The TINTA Option-I is subject to the following conditions: (i) in case of exercise, TINTA shall serve a written notice upon CEI and TISA informing them it has decided to exercise the TINTA Option-I, and such notice shall be of an irrevocable nature for TINTA; (ii) such notice shall be received by the Optionors on any date falling between the first and second anniversary of the signing of this Agreement; (iii) the Shares included in the TINTA Option-I shall be transferred with all rights and benefits attaching thereto at the date of exercise of the option (including, but not limited to, the right to dividens and other distributions, declared or not at such date, which have not been paid or distributed at such date, irrespective of the fiscal year to which they belong) and free of any Encumbrance and all right or option in favor of any third party, within such term as TINTA and the Optionors may mutually agree, which term in no case shall exceed 15 days as from the date of determination of their market value according to paragraph (v) below; (iv) the payment of the price of the Shares subject to TINTA Option -I, shall be made (A) in three annual, equal and consecutive instalments, the first to be made on the date of transfer of such Shares, and the remaining two at the subsequent anniversaries, with interest on the unpaid balances at the higher of: the LIBO rate plus 1% per annum and TINTA's verifiable marginal cost of funding or (B) at the option of the Optionors, all cash; (v) the Shares subject to the TINTA Option -I shall be purchased at their market value on the date of exercise of the option, and in the event the interested parties can not agree on the market value of such Shares, such value shall be the value in United States Dollars that might be obtained on such date for such Shares in a private placement thereof in a transaction between independent parties, in which the buyer is an informed buyer interested in buying, and the seller is an informed seller interested in selling, as determined by a private investment bank of international repute chosen by mutual agreement of the parties (and failing so by lottery) as among the following: Merrill Lynch, Morgan Stanley, Goldman Sachs, Salomon Brothers, Bear Stearns and J.P. Morgan, which investment bank will have to determine the price within thirty (30) days of its appointment and notify the valuation TINTA and the Optionors, it being understood that (A) the determination of the market value of such Shares so made shall be definitive and binding for the seller and the buyers, and (B) all costs and expenses of such determination of value shall be borne equally by TINTA and the Optionors; and
(vi) the Shares included in the purchase or sale shall be transferred to the buyers, against payment of the price or, should it be the case, the cash portion thereof and the granting of such guarantees for the balance as may be agreed upon.


     (c) TINTA Option-I can not be assigned or transferred (except to an Affiliate of TINTA) or subject to any Encumbrance by TINTA.

     4.3A. TINTA Sale Option-II. (a) In case the Board shall not give its
           ---------------------
consent for the renewal of the Management Agreement as contemplated in Section 15 of the Management Agreement, CEI and TISA, each for so long as owns directly or indirectly Shares which represent more than ten per cent (10%) of the capital stock of the Company (the "Optionors"), hereby grant TINTA the option to sell them all (but not a part) of the Shares owned by TINTA (the "TINTA Option-II") and in such case they agree to jointly purchase such Shares pro rata to their holdings of Shares.

     (b) The TINTA Option-II is subject to the following conditions: (i) in case of exercise, TINTA shall serve a written notice upon CEI and TISA informing them it has decided to exercise the TINTA Option-II, and such notice shall be of an irrevocable nature for TINTA; (ii) such notice shall be received by the Optionors within sixty (60) days of the date on which the initial term of the Management Agreement shall expire; (iii) the Shares included in the TINTA Option-II shall be transferred with all rights and benefits attaching thereto at the date of exercise of the option (including, but not limited to, the right to dividens and other distributions, declared or not at such date, which have not been paid or distributed at such date, irrespective of the fiscal year to which they belong) and free of any Encumbrance and all right or option in favor of any third party, within such term as TINTA and the Optionors may mutually agree, which term in no case shall exceed 15 days as from the date of determination of their market value according to paragraph (v) below; (iv) the payment of the price of the Shares subject to TINTA Option-II, shall be made (A) in three annual, equal and consecutive instalments, the first to be made on the date of transfer of such Shares, and the remaining two at the subsequent anniversaries, with interest on the unpaid balances at the higher of: the LIBO rate plus 1% per annum and TINTA's verifiable marginal cost of funding or (B) at the option of the Optionors, all cash; (v) the Shares subject to the TINTA Option-II shall be purchased at their market value on the date of exercise of the option, and in the event the interested parties can not agree on the market value of such Shares, such value shall be the value in United States Dollars that might be obtained on such date for such Shares in a private placement thereof in a transaction between independent parties, in which the buyer is an informed buyer interested in buying, and the seller is an informed seller interested in selling, as determined for the benefit of TINTA and the Optionors by a private investment bank of international repute selected by TINTA as among the following: Merrill Lynch, Morgan Stanley, Goldman Sachs, Salomon Brothers, Bear Stearns and J.P. Morgan, which investment bank will have to determine the price within thirty (30) days of its appoint ment and notify the valuation TINTA and the Optionors, it being understood that (A) the determination of the market value of such Shares so made shall be definitive and binding for the seller and the buyers, and (B) all costs and expenses of such determination of value shall be borne equally by TINTA, on the one side, and the Optionors, on the other; and
(vi) the Shares included in the purchase or sale shall be transferred to the buyers, against payment of the price and, should it be the case, the granting of such guarantees for the balance as may be agreed upon.

     (c) TINTA Option-II can not be assigned or transferred (except to an Affiliate of TINTA) or subject to any Encumbrance by TINTA.

     4.4. Shotgun Buy/Sell (Opcion de Compra/Venta) (a) CEI, TISA and TINTA,
          -----------------------------------------
each for so long as it owns directly or indirectly Shares which represent more than ten per cent (10%) of the capital stock of the Company, reciprocally grant hereby each other an option by which any one of them (the "Opting Party") may force the other (the "Optionors") to buy or sell, at the option of the Optionors, and at a price per share payable cash in full which price per Share will be stipulated by the Opting Party: (i) in the case of a purchase, all (but not a part) of the Shares owned by the Opting Party, and (ii) in the case of a sale, all (but not a part) of the Shares owned by the Optionors, all in accordance with the provisions of the following paragraph.

     (b) This option may be exercised by the Opting Party at any time after the first anniversary of the signing of this Agreement. The option shall be exercised by written notice to the Optionors, indicating the stipulated price per share. The Optionors, within thirty (30) days of receipt of the last such notice, shall notify in writing the Opting Party whether they elect to buy or sell. In case there are two Optionors: (i) if both shall elect to buy, both will be entitled and obliged to buy the Shares of the Opting Party in proportion to their holding of Shares (or in any other proportion as they may agree upon between themselves); (ii) if both shall elect to sell both will be entitled and obliged to sell to the Opting Party all Shares then owned by the Optionors; (iii) if one shall elect to buy and the other shall elect to sell or shall make no election whatsoever, the Optionor that elected to buy shall be entitled and obliged to buy the Shares owned by the Opting Party and the other shall not then be entitled or obliged to buy or sell (save as indicated in paragraph (B) below) except that: (A) if the Opting Party had so stipulated when notifying its option, the Opting Party shall not be obliged to sell but to purchase together with the Optionor that elected to buy, the Shares owned by the Optionor that elected to sell or made no election whatsoever, in propportion to their holdings of Shares all in such other proportion as they may agree between themselves) and (B) provided that the Opting Party has not stipulated as aforesaid, the Optionor who has elected to purchase may, if so wishes, also purchase the Shares of the Optionor that elected to sell or made no election whatsoever; (iv) if one shall elect to sell and the other shall make no election whatsoever, the Optionor that elected to sell as well as the Optionor that made no election whatsoever, shall be obliged to sell to the Opting Party all Shares then owned by them, and (v) if no Optionor had made an election they both shall be obliged to buy the Shares owned by the Opting Party in proportion to their holdings of Shares (or in such other proportion as they may agree between themselves) or sell to the Opting Party all Shares then owned by them, at the election of the Opting Party which shall be notified to them within ten
(10) days following the expiration of the 30-day term. If the Opting Party shall not make this election there will be no sale or purchase, without prejudice to the right of the Opting Party to re-initiate the procedure contemplated in this Section. 4.4.

     (c) The Shares included in the sale or purchase shall be transferred to the buyer or buyers, against the payment of the price, within thirty (30) days following the expiration of the first 30-day term, with all the rights and benefits attaching thereto at the time of exercise of the option (including, but not limited to, the right to dividends and other distributions, declared or not at such date, which have not been paid or distributed at such date, irrespective of the fiscal year to which the belong) and free of any Encumbrance and all right or option in favor of any third party.


                                   SECTION V
                   MANAGEMENT, GOVERNANCE AND FISCALIZATION
                   ----------------------------------------


     5.1 Board of Directors. (a) Unless otherwise agreed in writing by the
     -----------------------
Partners, the Board shall consist of ten (10) directors. Each Partner shall be entitled to have appointed one (1) director per each ten (10) percentage points of share in the capital stock and votes of the Company owned by such Partner at the time of each renewal of the Board. Holdings of less than ten (10) points any surplus of less than 10 points that belonging to more than one Partner can not be added up to reach in the aggregate the required ten (10) points so as to appoint with them one (1) joint director. When by virtue of the preceedings provisions there were one or more director seats which remain vacant, then the remaining director or directors shall be appointed by the Partner or Partners having the largest shareholdings among the holdings of less than ten (10) percentage points. Each Partner shall also be entitled to have appointed at its indication an equal or lesser number of alternates. Alternate directors shall automatically replace the directors in case of absence or impediment. For the avoidance of doubts it is clarified that, with current shares, Eurnekian shall be entitled to appoint one director with not less than seven point two (7.2) percentage points of shares in the capital stock and votes of the Company.

     (b) At the time of each renewal of the Board, the Partners will cause the shareholders meeting to establish the number of directors in such number as may be necessary to comply with the provisions of paragraph (a) of this Section, and to appoint as directors and alternate directors such persons as each Partner may indicate. For such purpose, each Partner shall, prior to the date when the shareholders meeting is to be held, notify to the other the name and other data of the directors and alternate directors the appoinment of which is being requested.

     (c) Each Partner shall be entitled to remove or replace, at any time, any of the directors or alternate directors appointed at its indication, and shall hold the Company and the other Partners harmless with respect to any claim deriving from the directors so replaced.

     (d) The directors appointed at the indication of each Partner shall comply with all the requirements of the Argentine laws, and shall be persons known being held in high repute and "buenos hombres de negocios" (good businessmen), as this expression is understood in Argentina.

     (e) The appointment of the chairman and vice chairman of the Board shall be made by the Board itself. The Partners agree that, notwithstanding any provision to the contrary in the applicable law or the By-laws and without prejudice to the rights of third parties, the chairman of the Board (or the vice chairman when replacing the Chairman) shall in no case have any power to bind the Company without a prior resolution of the Board so authorising or, in the event it is not possible or advisable to wait for a meeting of the Board meeting, without the approval of the directors dessignated for this purposes by the Board or of the Corporate Committe.

     (f) The quorum for the transaction of business at any meeting of the Board shall be of a number of directors representing more than fifty per cent (50%) of the directors holding office at such time, whether they are directors or alternate directors.

     Nevertheless if any board meeting duly convenied according to the By-laws and this Agreement, were not quorate, said meeting may be postponed once up to a date not earlier than five (5) working days thereafter.

     Said postponed meeting will be quorate if the majority of the directors then in office, wether directors or alternate directors, are in attendance and any resolution approved in such postponed meeting shall be valid if approved with the majorities requireds by this Agreement.

     (g) In order to calculate the majority, each director or alternate director shall be entitled to cast one (1) vote, and in case of a tie vote, neither the chairman (nor the vice chairman, as the case may be), nor any other director shall be entitled to cast a second or a tie breaking vote.

     (h) The meetings of the Board shall be held from time to time as agreed upon by the Partners and/or Directors but in no case shall the time between meetings be longer than three (3) months. Unless otherwise agreed to by all directors, each director shall be notified of each meeting or postponed meeting at the domiciles (in the Argentine Republic or in any other place) they have from time to time notified to the Company for the purposes of receiving notices, with not less than ten (10) working days in advance (or in the case of a postponed meeting, not less than five (5) calendar days in advance).

     Any notice calling for a meeting of the Board shall fully and clearly state the agenda to be transacted therein. No subject not included in such agenda may be discussed and voted or considered at the meeting unless all the directors of the Company are in attendance and unanimously agree so to do.

     (i) The directors which the Company is entitled to appoint, or propose or indicate for appointment in the Controlled Companies and Related Companies pursuant to the law, the By-laws of such companies and/or the agreements entered into with other shareholders of such companies shall be appointed, proposed or indicated for appointment by the Board. In all instances, such directors shall act in a manner consistent with the decisions adopted by the Board or the Corporate Committee, as the case may be.

     (j) The directors of the Company and those appointed in the Controlled Companies and Related Companies at the proposal or indication of the Company will not receive any remuneration for holding such office.

     (k) The Board of directors will be able to appoint a secretary not being a director with such powers as the Board may assign to him.

     5.2 Executive Committe. Without prejudice to the powers of the Board, the
         ------------------
Company shall have a Corporate Committe which will consist of one representative, who may be or be not director of the Company, of each Partner having the right to have appointed at least one director. This Corporate Committe shall meet at least once a month in person or by telephone conference and shall have the following functions: (i) to follow up the management and supervise the administration by the managers; (ii) to prepare proposals in relation within the authority of the Board or the shareholders meeting; (iii) to authorize, provided there exists unanimity of the members of the Corporate Committee, any matters within the authority of the Board; (iv) to evaluate and propose new business; (v) to evaluate and analyse and make recommendations to the Board with respect to contracts with Persons which are Affiliates of or Related Persons to any of the Partners; (vi) to analyse and make recommendations to the Board on compensation policies for the Company's executive officers. In order to exercise its powers, the Corporate Committe shall be entitled to use the Company's services and resources. The Partners will cause the directors appointed pursuant at their indication to vote in the Board for the ratification of the unanimous resolutions of the Committee, provided that such resolutions are in writing and signed by all members of the Committee.

     5.3 Management. (a) The management of the Company and of the Controlled
         ----------
Compa nies shall be in charge of a company Controlled by TINTA under the terms of the Manage ment Agreement.

     (b) In additon to the provisions of the Management Agreement, the appointment of the following officers of the Company and of any Person which the Company controls or otherwise power to manage, shall be made as follows:

     (i) the Financial Manager (Financial Controller-CFO) shall be proposed to the General Manager, and through him to the Board of Directors, by CEI;

     (ii) the Network Manager shall be proposed to the General Manager, and through him to the Board of Directors, by TISA;

     (iii) the internal auditor shall be initially proposed to the Board, by CEI and TISA jointly, and thereafter by any of the Partners; this officer shall report to the General Manager and the Board; and

     (iv) the remaining managers shall be proposed to the Board by the General Manager, who may receive suggestions from any of the Partners.

     (c) The General Manger shall be removed at the request of a simple majority of the members of the Board, without being necessary to give any cause for such request of removal. The General Manager will be entitled to remove any of the managers with notice to the Board.

    (d) The Partners agree that, except for short term bank financing agreements (less than one year), the CFO of the Company shall invite one representative of TINTA (whether or not member of the Board) in order to participate in all meetings within and outside the country where the Company's relevant financing aspects are discussed (whether through debt or capital contributions). This invitation to participate shall be made with time enough so as to permit TINTA to be personally represented in such meetings or, if TINTA so desires, be able to participate through telephone conferences in said meetings. TINTA commits its best efforts to participate in said meetings.

     5.4   Fiscalization Committee (a) The fiscalization committee of the
           -----------------------
Company shall consist of three (3) members of which TINTA, CEI and TISA, for long as they are shareholders of the Company and have a share in the capital and the votes of the Company of not less than twenty per cent (20%), shall have the right to have appointed one (1) member and his alternate.

     (b) Each Partner shall be entitled to remove or replace, at any time, any of the members or alternate members appointed at its indication and, and shall be obliged to hold the Company and the other Partners harmless from any claim of the members so replaced.

     (c) The syndic or syndics or members of the fiscalization committees that the Com pany is entitled to appoint, or propose or indicate for appointment in the Controlled Companies and Related Companies pursuant to the law, the by-laws of such companies and/or the agreements entered into with other shareholders of such

Companies shall be appointed, proposed or indicated for appointment by the Board. Such syndics or members of the fiscalization committees shall act in a manner consistent with the decisions adopted by the Board or the Corporate Committee, as the case may be.

     (d) The syndics or members of the fiscalization committee of the Company and those appointed in the Controlled Companies and Related Companies at the proposal or indication of the Company will not receive any remuneration for holding such office.

     5.5. Shareholders Meetings. (a) Without prejudice to the provisions of
          ---------------------
Section 5.6, no shareholders meeting of the Company shall be quorate unless the representatives of Partners having in aggregate a share in the capital and the votes of the Company of more than a fifty per cent (50%) are in attendance.

     (b) Notwithstanding any provision of the applicable law or the By-laws which may authorize a shorter term, and at least fifteen (15) working days prior written notice of each shareholders meeting shall be given to each Partner, unless such notice has been waived.

     (c) Each notice of a shareholders meeting of the Company shall clearly and thoroughly state the agenda to be transacted therein. No matter not included in such agenda can be discussed and voted or considered in the meeting unless all the Partners are in attendance and give their unanimous consent.

     5.6. Majorities. All matters of the Company within the authority of the
          ----------
Board or of the shareholders meeting shall be decided by the favorable vote of a number of directors representing more than fifty per cent (50%) of the directors then holding office, whether directors or alternate directors replacing directors, in the case of the Board, or by a majority of more than fifty percent (50%) of the Shares, in the case of the shareholders meetings, subject to the following special rules:

     (i) The favorable vote of at least one director proposed by each Partner then holding a share in the capital stock of the Company of not less than ten per cent (10%), and/or the attendance and favorable vote of shareholders owning more than 90% of the Shares of the Company, as the case may be, shall be required in order to approve any of the following resolutions:

     (A) make loans to third parties (excluding loans to Controlled Companies or Related Companies) or to any of the Partners, and grant of guaranties for third parties' obligations (excluding Controlled Companies or Related Companies) or for any of the Partners'obligations.

     (B) disposition or encumbrance of all or a substantial part of the assets of the Company;

     (C) grant of powers of attorney and/or delegation of powers for any of the acts listed in the foregoing subparagraphs;

     (D) limitation or suspension of the preemptive right for the subscription of new Shares;

     (E) transformation, extension of term or resumption of the Company (as such terms are understood under Argentine law);

     (F)  Company's early dissolution;

     (G)  transfer of the Company's domicile abroad;

     (H)  fundamental change of the Company's purpose;

     (I) merging of the Company in a merge in which the Company is not the surviving corporation, or split up of the Company; or

     (J) commencement of litigation for damages and/or removal against directors or syndics based on misperformance.

     (ii) The attendance and favorable vote of at least 7 directors (in the case of the Board) and the attendance and the favourable vote of shareholders owning at least seventy five per cent (75%) of the Shares of the Company (in case of shareholders meetings), including, for so long as TINTA maintains a share in the capital stock of the company of not less than sixteen per cent (16%), the vote of a director appointed at the indication of TINTA (in the case of the Board) and the vote of the representative of TINTA in the shareholders meetings (in the case of the shareholders meetings), shall be required in order to approve any of the following resolutions:

     (A) approval of the strategic plan, the yearly action plans and the annual budget of the Company, and their respective modifications (including any capital increase which require a disbursement from the Partners and which is not foreseen in the annual budget);

     (B) creation of companies or acquisition of interest in other existing companies, whether through the purchase of shares or subscription of capital; execution of business collaboration contracts;

     (C) entering into of contracts and/or transactions with any of the Partners or with their Affiliates or Related Companies;

     (D) entering into material agreements and/or transactions having a substantial impact over the assets, business or perspectives of the Company;

     (E) development of the Venture outside the Territory, it being understood that the directors of the Company appointed at the request of any of the Partners shall abstain from voting in such decision when such Partner or/an Affiliate thereof develops or foresees to develop in such country activities which may compete with the activities of the Company, and in such case the decision may be adopted by a majority of seventy per cent (70%) of the remaining directors; or

     (F) grant of powers of attorney and/or delegation of powers for any of the acts listed in the foregoing subparagraphs.


                                  SECTION VI
           ACCOUNTING, REPORTS, AUDIT, INSPECTION RIGHTS  AND OTHER
           --------------------------------------------------------
                               FINANCIAL MATTERS
                               -----------------

     6.1. Accounting and Reports. (a) The Partners shall procure that :
          -----------------------

     (i) the annual financial statements of the Company and of the Controlled Companys shall be prepared as at December 31, and the quarterly statements as at the last day of each calendar quarter according to the generally accepted accounting principles in Argentina and the United States;

     (ii) the Company supplies the Partners, according to the requirements and systems of the Partners, in a monthly, quarterly and annual basis, with the information, on the business of the Company, the Controlled Companies, and, to the extent possible, to the Related Companies.

     Deal with the following matters:

     1. financial, commercial and operative matters;

     2. financial and sales prospectives;

     3. proposals on policies related to financing, marketing, supplies, investments, expenses, services, staff and compensations;

     4. insurance contracts;

     5. any other matter that may be reasonably requested by any of the Partners.

     (b) All of the annual and quarterly financial statements shall fully comply with the requirements of the Securities and Exchange Commission of the United States. The quarterly financial statements shall be delivered to the Partners within thirty (30) days following the end of each quarter. The annual financial statements shall be delivered to the Partners within forty-five (45) days following the end of each fiscal year. The Partners shall fully cooperate for the timely preparation of the reports herein requested.

     (c) The Company shall, in the manner requested by the Partners, prepare monthly accounts of administration, and such monthly information shall be provided to the Partners in the manner and time in which they are reasonably requested by the Partners for the purposes of their own administrative accounts and, in addition, the Company shall provide any other information which any of the Partners may reasonably require in order to prepare its regulatory financial statements.

     6.2. Audit. Financial statements and records of the Company and of the
          -----
Controlled Companies shall be audited by the Auditors.

     6.3  Individual Control. Eurnekian, TINTA, CEI and TISA, each for so long
          ------------------
as it holds a share in the capital stock of the Company of at least five per cent (5%), or their duly authorized representatives, shall have full and complete access, during normal working hours and with a prior reasonable notice, to the books and records, accounts, properties and/or operations of the Company, the Controlled Companies and, to the extent the Company or the Controlled Companies may have such access, to the Related Companies for the purposes of inspection, examination, copying or for any other purpose. The corresponding directors, officers, employees, accountants and auditors shall fully cooperate. Such examinations or inspections may be conducted by such Partner's employees, or by its independent certified public accountants and/or by any other representative of such Partner. Without prejudice to the foregoing, each of such Partners may, at his own expense, at any time and from time to time, request the Auditors to conduct an audit of the Company or of any of the Controlled Companies and, to the extent possible, of the Related Companies.

     6.4  Annual Budget and Action Plans. (a) The Company as well as the
          -------------------------------
Controlled Companies shall be administered according to the guidelines of an annual budget and of a yearly action plan. At least sixty (60) days prior to the end of each fiscal year (except as otherwise provided in the Management Agreement), the General Manager shall submit to the Board a draft of the annual budget and of the action plan for the coming year, and the Board shall immediately meet and shall attempt to agree upon such annual budget and yearly action plan for the coming year.

     (b) Should the Board not manage to reach an agreement regarding the above referred annual budget, it shall continue to apply the budget of the previous year, automatically adjusted according to Argentina's Consumer Price Index variations for the previous year, and increased by the 10%

     6.5. Strategic Plan. Together with the submission of the draft of the
          --------------
annual budget and the annual action plan, the General Manager shall submit to the Board a strategic plan for the next five years, where the first year of shall be the year for which the draft of the annual budget is being submitted.

                                  SECTION VII
                     SHARE ISSUE, TRANSFER AND ENCUMBRANCE
                     -------------------------------------

     7.1. Share Issue. (a) The Partners shall have the preemptive right to
          -----------
purchase all the new Shares that the Company may issue, which shares shall have to be offered to the Partners in proportion to their share in the Company at the time of such issue.

     (b)  Unless otherwise agreed with the favorable vote of   all the Partners,
the conditions of issue of the new Shares will always contemplate an additional ninety (90) day term for the exercise of the pre-emptive rights and the subscription and payment of the new Shares by any of the Partners. The Partner which takes advantage of this additional term shall pay to the Company, in addition to the subscription price, an interest calculated over the amount which has been paid in during the additional term at a rate equal to the cost of funding of the Company which will accrue from the date in which such additional period has commenced and up to the date of payment. At the end of such additional term the remaining partners will be entitled to exercise their accession rights over the new Shares which have not been subscribed for.

     (c) Unless otherwise agreed with the favorable vote of all the Partners, the conditions of issue of the new Shares shall, except that the market value of the Company is equal or less than the corporate capital, contemplate a subscription price in which a premium is added to the face value of the new Shares in order to avoid the dilution of the equity interest of any Partners which do not desire to subscribe for the new Shares. In case the Partners do not agree on such subscription price (including the corresponding premium), said price will be determined considering the fair market value of the Company to be determined by the shareholders in accordance with paragraph (e) of this Section
7.1. Any Partner who disagree with this determination will be able to request, at his own expense, that said determination be made by one of the investment banks mentioned therein, which investment bank shall be chosen by lottery and will have to determine said market value within the term of thirty (30) days as from its appointment. The determination of the market value of such Shares so made shall be definitive and binding for all the Partners who, should it be the case, will cause a new shareholders meeting to modify the subscription price.

     (d) The new Shares of the Company may be offered to third parties when it is so decided by the Company's meeting of shareholders with the majority required in this Agreement. In such a case, the third party, prior to the Shares subscription, shall execute with the Partners an instrument of adherence to this Agreement and once such instrument has been executed, as from the date of subscription of the new Shares, the third party shall become a party to this Agreement with all the rights and obligations of which arise from this Agreement for the Partners generally. This provision will not be applicable in any case in which the third party subscribes for new Shares of the Company in a public offering.

     (e) For purposes of paragraph (c) of this Section 7.1, it shall be understood that the market value of the Company shall be the value in United States Dollars that might be obtained for such Shares in a private placement thereof in a transaction between independent parties, in which the buyer is an informed buyer interested in buying, and the seller is an informed seller interested in selling, as determined by an investment bank of international repute selected as among the following: Merrill Lynch, Morgan Stanley, Goldman Sachs, Salomon Brothers, Bear Stearns and J.P. Morgan. The determination of the market value of such Shares so made shall be definitive and binding for all the Partners. All costs and expenses of such determination of value shall be borne by the Company.

     7.2  Restrictions to the Transfer of Shares. (a) For the purposes of this
          --------------------------------------
Article VII, Transfer of Shares shall mean the transfer of Shares by any title, including without limitation transfers by sale, barter, donation, assignment and any transfer resulting from acts such as merger of any Partner (unless the Partner is the surviving company), distributions or reimbursements of capital, distribution of dividend in kind and capital contributions to any Person. Except as provided for in Section 7.3, nothing in this Agreement is intended to nor does it restrict the transfer of any Share in the capital stock of any Partner and the restrictions contained herein refer solely to the ability of the Partners to transfer Shares.

     (b) No Partner may make a total or partial transfer of Shares owned by it if such transfer is not expressly permitted by the provisions of this Agreement and may in accordance therewith.

     (c) Notwithstanding any provision of this Agreement authorizing the transfer of Shares, no Partner shall make a transfer other than a transfer to a corporate entity, in consideration of a price per share payable in money or consideration which may be estimated in money for Shares free from any Encumbrance and from any right or option in favor of any third party. This restriction shall not be applied to: (i) the intra-Eurnekian transfers referred to in Section 7.4 nor (ii) the transfers referred to in paragraph (e) of this Section.

     In case the price per share is not in money, the value of the consideration shall be the market value of the consideration estimated at the expense of the selling Partner by one of the investment banks mentioned in paragraph (e) of
Section 7.1 which shall be chosen by lottery with notice to the other Partners and which shall make such determination within the term of thirty (30) days of its designation. If the selling Partner shall not agree with the estimation he may abandon the transaction. The estimation so made shall be definitive and binding upon all the Partners who can not challenge the same before or after the Preference Notice referred to in paragraph (b) of Section 7.5.

     (d) Notwithstanding any provision of this Agreement authorizing the transfer of Shares, no Partner shall (i) share with another person his entitlements as Partner; (ii) transfer rights, economic or not (including the pre-emptive rights and the desidual pre-emptive rights subscribed for new shares of the Company and voting rights) separate from the Shares to which such rights attach, (iii) transfer Shares without transferring, at the same time, to the same person and in the same proportion, rights resulting from advance payments on account of future subscriptions of Shares then owned by it, or (iv) transfer rights resulting from advanced payments on account of future subscriptions of Shares, without transferring, at the same time, to the same person and in the same proportion, Shares then owned by it.

     (e) Transfers of Shares between Partners which are made as a result of the options provided in Sections 4.2, 4.2A, 4.3., 4.3A and 4.4. will be free and therefore not subject to the provisions of Section 7.5.

     (f) Due to the characteristics of their companies, any of the Partners holding a share in the capital stock of the Company of more than ten percent (10%) shall be entitled to veto any transfer of Shares to companies where Ernestina Laura Herrera de Noble, Hector Horacio Magnetto, Lucio Rafael Pagliaro, Jose Antonio Aranda, Jose Maria Saenz Valiente (Jr.) or Julio Martinez Vivot (Jr.) directly or indirectly hold an equity interest, since the Partners recognize as competitors of the Company.

     7.3  Transfers to Affiliates (a) Any Partner may transfer all or any part
          -----------------------
of the Shares owned by it to any of its Affiliate under the following conditions: (i) the transferring Partner shall continue to be a party to this Agreement and shall keep its rights and obligations as if such transfer had not been made and for the purposes of the share in the capital and votes of the Company which is required in several provisions of this Agreement the Shares transferred to such Affiliate shall be considered as owned by the transferring Partner; (ii) such Affiliate must accept in writing to be bount by the provisions of this Agreement jointly and severally with the transferring Partner; and (iii) such Affiliate shall not cease to be an Affiliate of the transferring Partner, unless the transferring Partner shall have previously reacquired all the Shares then owned by such Affiliate.

     (b) The provisions of Section 7.5 shall not be applicable to the transfers permitted under Section 7.3.

     7.4. Intra-Eurnekian Transfers. (a) The natural person or  persons who from
          -------------------------
time to time are members of the party named "Eurnekian" may transfer any of the Shares owned by them, (i) by a mortis causa transfer to his universal heirs appointed by will or called by law or (ii) by an inter vivos transfer to Eduardo Eurnekian, Basilia Jaliquias, Natalio Wende and to Eduardo Eurnekian's spouse, brothers, nephews and nieces and to the spouses of same. In the event of a mortis causa transfer, the heirs shall become party to this Agreement as successors of the decedent and as members of the party called "Eurnekian", as from the date they are in possession of the estate. In both cases (i) and (ii) the heir/s or transferee/s shall assume, without the need of any statement whatsoever, in the proportion of the Shares transferred, all the rights and obligations of the decedent or transferor arising from this Agreement.

     (b) The provisions of Section 7.5 shall not be applicable to the transfers allowed by this Section 7.4.

     7.5. Other Transfers. (a) Unless otherwise provided for by this Agreement
          ---------------
and subject to the prior compliance with the provisions of Section 7.6., if any of the Partners (the "Selling Partner") decides to make a total or partial transfer of its Shares to another Partner or to a third party, it must have received a bonafide offer from such Partner or third party (the "Offer") and in such case, the other Partners, including the Partner who has made the Offer, shall have preference to purchase the Shares included in the Offer in proportion to their holdings of Shares, with accession rights in equal proportion, in case any of the other Partners shall not exercise its preference or exercise its preference for a number of Shares lower than the number which in proportion is entitled to.

     (b) In order to exercise this preferential right, the other Partners must equal the terms and conditions of the Offer and, as a whole, including the Partner who has made the Offer, purchase the total number of Shares comprised in the Offer. For such purpose, the Selling Partner must give notice in writing (the "Preference Notice") to the other Partners, including the Partner who has made the Offer, of the number of Shares comprised in the Offer, the name and other data of the Partner or third party who has made the Offer, the price or consideration per share (attaching, as the case may be, the determination made in accordance with paragraph (c) of Section 7.2) and the terms of payment and other terms and conditions of the Offer. Within thirty (30) days after receipt of the Preference Notice, the other Partners, including the Partner who has made the Offer, shall notify in a conclusive manner to the Selling Partner, whether they shall exercise the preferential right (the "First Notice of Purchase").

     (c) Once the preferential right has been exercised by Partners, including the Partner who has made the Offer, which as a whole are not purchasing the total number of the Shares of the Offer, the Selling Partner must give notice (the "Notice of Accession") to those Partners, including the Partner who has made the Offer, which had fully exercised their preferential right so that within fifteen (15) days after receiving the last Notice of Accession, they notify in a conclusive manner whether they shall exercise their right of accession (the "Second Notice of Purchase"). Upon expiration of this term, if the right of accession had been exercised as a whole, including the Partner who has made the Offer, by a number that exceeds the number of Shares remaining from the First Notices of Purchase, the Shares shall be distributed among the interested Partners, in the first place, in accordance with the First Notices of Purchase and the remainder shall be allocated among such other Partners which have exercised the accession right, pro rata their holdings of Shares at the date of Preference Notice.

     (d) Once all the preferential rights and, as the case may be, the accession rights have been exercised for the total number of Shares comprised in the Offer, the Selling Partner shall be obliged to transfer such Shares to such of the other Partners, including the Partner who has made the Offer, who have elected to purchase, at the price, terms of payment and other terms and conditions of the Offer within thirty (30) days of the First Notice of Purchase or, as the case may be, the Second Notice of Purchase.

     (e) Should the preferential right, and as the case may be, the accession right for the total number of Shares comprised in the Offer not be exercised, the Selling Partner may transfer the Shares comprised in the Offer to the Partner or to the third party which has made the Offer provided, however, such Selling Partner strictly adheres to the Offer and not more than one hundred and eighty (180) days as from the Preference Notice have elapsed. Upon the expiration of such term, the transfer shall not be carried out without starting once again the procedure contemplated in this Section 7.5.

     (f) In case the transfer is made to a third party, the third party prior to the transfer, must execute with the Partners an instrument of adherence to this Agreement and once this instrument has been executed, as from the time in which the transfer is completed, the third party shall become a party to this Agreement with all the rights and obligations arising from this Agreement for the Partners, except for such rights the assignement of which is not permitted in Section 10.4.

     (g) The acceptance of the conditions set forth in this Section 7.5. by the Partner or third-party which/who has made the Offer shall be included in the Offer.

     7.6. Obligation of First Negotiation. If any of the Partners (a "Selling
          -------------------------------
Partner") is interested in making a total or partial transfer of its Shares to a third party, it must notify such intention to the other Partners and submit them a bona fide and detailed description of the possible transaction in order to determine whether the Partners may agree upon financial and commercial conditions mutually acceptable, under which one or more of the Partners shall acquire such Shares. Such bona fide description shall be discussed for at least 90 (ninety) days, and only in case such discussions fail to result in an agreement to sell to a Partner, the Selling Partner shall be able to make the transfer of the Shares subject to prior fulfilment of the provisions of Section
7.5 and other provisions of this Agreement.

     7.7. Restrictions to Encumbrances on Shares. (a) Unless otherwise expressly
          --------------------------------------
allowed or required by this Agreement, none of the Partners shall be able, without the written consent of the others, to constitute or allow for the constitution of any Encumbrance on any of the Shares owned by them.

     (b) Any Partner shall be able to constitute an Encumbrance on any of the Shares owned by said Partner subject to the condition that said Partner and the holder of said Encumbrance irrevocably agrees in writing for the benefit of the remaining Partners, that: (i) the debt of said Partner may be prepaid and the Encumbrance cancelled in order to allow any transfer of the encumbranced Shares to the other Partners as a result of the exercise by any of such Partners of any preferential right or purchase option contemplated in this Agreement; and (ii) any forced sale of encumbranced Shares, whether by adjudication, sale or private auction or judicial auction, shall be carried out in a manner so as to assure to the other Partners the opportunity to exercise the same options which they have under this Article VII if the sale had been made by such Partner by its own.

     7.8  Registration of Transfers and Encumbrances. The Board of Directors of
          ------------------------------------------
the Company shall not register any transfer or Encumbrance that has been made or constituted without fully complying with the provisions of this Agreement.


                                 SECTION VIII
                           RESTRICTIONS: COMMITMENTS
                           -------------------------

     8.1. Purchase of Shares of Controlled Companies or Related Companies. None
          ---------------------------------------------------------------
of the Partners (including in the case of Eurnekian, the individual Persons mentioned in Section 7.4, even they are not shareholders of the Company) may, without express authorization in writing of the other Partners, purchase from third parties shares of Controlled Companies or Related Companies.

     8.2. Exclusivity: Non-Competition. (a) The rules on exclusivity and non-
          ----------------------------
competition set forth in this Section 8.2. are exclusively applicable to the activities that the Partners (including in the case of Eurnekian individual Persons mentioned in Section 7.4 who have been or are shareholders of the Company) develop within the Republica Argentina, the Republica Oriental del Uruguay and any other country to which the Partners by mutual agreement decide to include in this provision by the execution of an addendum to this Agreement (the "Territory").

     (b) The Partners (including in the case of Eurnekian the individual Persons mentioned in Section 7.4 who have been or are shareholders of the Company) agree that they shall, through the Company, develop all of their future activity in the

Territory, which is related to the video/entertainment distribution business through per subscriber systems of cable, MMDS, DTH, UHF (hereinafter the "Venture"). It shall not be understood that the Venture includes the activities of production and commercialization of programming as now conducted by companies such as Pramer S.R.L. or Torneos y Competencias S.A. The Company, the Controlled Companies and/or the Related Companies shall also be entitled to participate in business related to music, Internet, "back haul", "trunking" and data transmission activities, and they shall also be able to be engaged in any other business opportunities related to telecommunications within the Territory so long as such business is reasonable from an economic, technical and regulatory point of view. The Partners agree to instruct their directors such that they approve or disapprove the pursuit of such opportunities without giving regard to any interest they may have in conflict with best interest of the Company.

     (c) None of the Partners (including in the case of Eurnekian the individual Persons mentioned in Section 7.4 who have been or are shareholders of the Company) shall compete within the Territory, either directly or indirectly, with the businesses of the Company or any of the Controlled Companies which are included in the Venture. This restriction shall not apply to the businesses included in the Venture which any of the other Partners, either directly or indirectly, may currently be carrying out or may currently foresee to carry out which are listed in Exhibit I of this Agreement. Any Partner's participation in any of said businesses shall not give rise to any conflict of interests which may prevent such Partner from voting in the shareholders meetings of the Company or that may prevent any director appointed by such Partner from discussing and voting with respect to any subject being considered by the Board. The limitation to competition herein set forth constitutes the only limitation of this type assumed by the Partners who shall not be subject to any other restriction on competition or undertaking relating thereto. Subject to the provisions of paragraph (e) of this Section, the non compete obligation included in this paragraph (c) shall not be applicable to TASA.

    (d) The Partners which maintain a participation in the capital of the Company of ten per cent (10%) or more will make their best efforts to support the Company's businesses included in the Venture by granting to it a most-favored-nation treatment with respect to the businesses listed in Exhibit I.

     (e) The Partners will make their best efforts to explore and develop the possible synergies between the Company and TASA. Notwithstanding the foregoing, TISA and CEI (as jointly Controlling companies of TASA) and all the Partners (as Controlling Persons of the Company), agree that: (i) TASA (and its successors and assigns) shall permit the use of its distribution network by the Company (and its successors and assigns), and (ii) the Company (and its successors andassigns) shall permit the use of its distribution network by TASA (and its successors and assigns), subject to the following conditions: (1) said reciprocal use be permitted by applicable legislation, (2) the party allowing the use of its network (the "Supplier") by the other party (the "User") has distribution capacity available; (3) the Supplier and the User agree in each case the economic terms for the use of each network for the transmission services and other related services, granting to the User by the Supplier conditions of the "most-favored-nation" to said effect, and (4) the reciprocal treatment contemplated herein is complied with by both parties.

     (f)  The restriction to competition contained in paragraph (c) of this
Section 8.2 shall become effective in respect of Eurnekian (including the individual Persons indicated in Section 7.4 who have been or are shareholders of the Company) only if it is executed and from the date of execution of an Agreement by which the Company, any of the other Partners or any Affiliate thereof acquires directly or indirectly the ownership or the exclusive rights of use of the trademarks "Cablevision", "CV" and any other trademark which in any way contains said words and which at said time is owned by Pramer S.R.L. or any other Person Controlled individually or jointly by any of the individuals mentioned in Section 7.4. It will be considered that the Company, any of the Partners or any Affiliate thereof has indirectly acquried the ownership or the exclusive use of said trademark if it has acquired the control of the Person who is the holder of the ownership or of the exclusive use of said trademark.
In case that the aforementioned Agreement is not executed, this Section 8.2 shall not apply to or bind Eurnekian (or the individual Persons mentioned in Section 7.4 who have been or are shareholders of the Company).

     8.3. Company's Business. The Partners shall make their best efforts so that
          -------------------
TASA and the Company combine their activities on the marketing of services in order to provide a combined package of services (including telephony and video/entertainment services) through their respective distribution networks and to a consolidated base of clients, it being understood, however, that (i)
                                   --------------------
neither of the Partners guarantee any success from such efforts, and (ii) such efforts do not include the entering into of commercial agreements other than in the best interest of each, the Company and TASA.

     8.4  Confidentiality. (a) None of the Partners shall make any announcements
          ----------------
to the press, nor shall they make any other type of public announcement in relation to this Agreement or to the issues contemplated in it, without the consent of the other Partners.

     (b) Each Partner shall maintain and shall make sure that its directors, employees, consultants and agents maintain under strict confidentiality, the terms of this Agreement and any other non public information related to the Company, the Controlled Companies or Related Companies or to the other Partners that could have been obtained for the purpose of this Agreement or as a result of it. Notwithstanding the above, any Partner shall be entitled to disclose such information in so much as it is legally compelled to do so, by virtue of the national or provincial laws of the Argentine Republic regarding securities and/or the federal or state laws of the United States of America and/or the Kingdom of Spain regarding securities, but the Partner who plans to make any such disclosure must to the extent reasonably possible, previously notify and consult the other Partners. The obligation of each Partner to maintain such information under strict reserve and confidentiality shall be fulfilled if such Partner treats the aforementioned information with the same care he would have exercised to keep the confidentiality of like information owned by it. Each Partner and/or their assignees are authorized to use all the information that, according to their criteria, might be advisable or necessary for their filings and those of their Subsidiaries before the Securities and Exchange Commission and before the corresponding state securities agencies of the United States of America and of the Kingdom of Spain, and for their filings and those of their Subsidiaries before the Comision Nacional de Valores (National Securities Commission) and the Bolsa de Comercio de Buenos Aires (Buenos Aires Stock Exchange). The obligations established in this Section 8.4 shall remain in force after termination of this Agreement in relation to any of the Partners for a term of three (3) years.

     (c) The obligations established in subsection (b) of this Section 8.4 shall not be applied to any information which:

     (i) the receiving party can prove with documentary evidence that it has been held by it or by any of its Affiliates before the reception of this information, excluding all information which has been confidentially exchanged between the parties before entering into this Agreement;

     (ii) the receiving party can prove with documentary evidence that such information has been created or obtained independently by it or by its Affiliates before or after the reception of the information.

     (iii) is of public domain but not as a result of a breach of this Section
8.4 by the receiving party or by a third party to whom the receiving party has disclosed the information;

     (iv) has been or is disclosed to the receiving party by a third party in such a manner that does not imply the breach of the disclosing party's confidentiality obligation; or

     (v) is disclosed by rule of law or by the standards of any pertinent securities market.

     8.5. Compliance with law. The Partners acknowledge to know the provisions
          --------------------
of the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"). The Members will take no action -directly or indirectly- on behalf of the Company and its Controlled Companies that would be illegal under the laws of the United States, including, without limitation, under the FCPA, if taken by any Partner.

     In connection with the Partners' obligations under the Stockholders Agreement, this Agreement and all agreements ancillary thereto, and in connection with the activities of the Partners in relation to the formation, establishment, licensing and operation of the Company, the Controlled Companies and the Related Companies, the Partners will not, directly or indirectly pay, authorize, offer, give or promise to pay or make a gift of any thing of value to any Official for a Proscribed Purpose.

     "Official" shall mean any official or employee of the Argentine Republic or any agency, department, instrumentality or political subdivision thereof or any corporate or other business entity that is owned or controlled -directly or indirectly- by such government or any such agency, department, instrumentality or political subdivision (the "Government") or any person acting in an official capacity for or on behalf of the Government.

     "Proscribed Purpose" shall mean for the purpose of (a) influencing any act or decision of an Official in such Official's official capacity, (b) inducing any such person to do or omit to do any act in violation of the lawful duty of such person or (c) inducing any such person to use his influence with the Government to affect or influence any act or any decision thereof in order to obtain the assistance or the Government in consummating any of the transactions, matters or things contemplated in Argentina referred above.

     The Partners comit to comply with laws in effect in the Republic Argentina.

                                  SECTION IX
                       NON-FULFILLMENT. INDEMNIFICATIONS
                       ---------------------------------

     9.1  Serious Non-fulfillment. If one of the Partners (the "non-fulfilling
          ------------------------
Partner") shall incur in a serious non-fulfillment of this Agreement, one or more of the other Partners (the "Denouncing Partners") may notify the non-fulfilling Partner and the other Partners, reporting the incurred non-fulfillment ("Notice of Non-fulfillment") and, in such a case: (i) the non-fulfilling Partner shall have thirty (30) days as from the reception of the Notice of Non-fulfillment to cure such non-fulfillment; and (ii) the other Partners may, within an equal period of time, adhere to the Notice of Non-fulfillment, and thereby become, in turn, Denouncing Partners. During this period of thirty (30) days the Partners shall make their best effort to clear the matter to their mutual satisfaction. For the purposes of this Section 9.1, it shall only be considered serious, a non fulfillment by any Partner of its obligations under paragraph (c) of Section 8.2 only. If, at the expiration of the aforementioned period of thirty (30) days, the Non-fulfilling Partner has not cured the non-fulfillment, the Denouncing Partner or Partners shall entitle to require the Non-fulfilling Partner, if it is possible and makes sense, that:
(A) restore the situation to the state existing prior to the non-fulfillment or perform the act or acts which were omitted and, in addition (B) that the non-fulfilling Partner pay, additionally, as a penalty, twenty million United States Dollars (U$S 20,000,000) or, at its option, the damages, if greater. Any dispute between the Non-fulfilling Partner and the Denouncing Partners will be submitted to arbitration pursuant to Section 10.12 and if the award were favorable to the Denouncing Partner/s the Non-fulfilling Partner must comply with the award within the time frame established by the arbitrators.

     9.2  Other non-fulfillments. If a non-fulfillment occurs which is not
          -----------------------
considered serious by Section 9.1, the non-fulfilling Partner, at the request of any of the Partners, shall have a term of thirty (30) days to restore the situation to the state existing prior to the non-fulfillment or perform the act or acts which were omitted and, if this were not possible, shall repair the damage. Any dispute between the non-fulfilling Partner and the Denouncing Partner(s) shall be submitted to arbitration in accordance with the Section
10.12 and should the arbitration award be favorable to the Denouncing Partner(s) the non-fulfilling Partner shall be bound to comply with the award within the terms specified by the arbitrators or it shall incur in a serious non-fulfillment under the terms set forth in Section 9.1.

     9.3  Indemnification. (a) Each Partner (the "Indemnifying Partner") agrees
          ----------------
and undertakes to indemnify each of the other Partners (the "Indemnified Partners"), upon request, for the damages (including reasonable lawyer's fees) which may result directly or indirectly to the Indemnified Partner from (i) gross negligence or willful misconduct of any director, member of the Corporate Committe, syndic, member of a fiscalization committee or manager of the Company or any Controlled Company or Related Company appointed at the indication of the Indemnifying Partner; (ii) any delay in the fulfillment or non- fulfillment by the Indemnifying Partner of any of its obligations or undertakings contained in this Agreement, (including but not limited to the undertakings assumed in Section 8.5); or (iii) untrue or misleading representations which each Partner warrants to the others under Section 10.10.


                                   SECTION X
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     10.1 Other Companies. The provisions of this Agreement shall apply mutatis
          ---------------
mutandi to any other company in the Territory in which all the Partners participate in the same proportions as they do in the Company. No Partner may transfer shares of such companies without transferring at the same time and in the same proportion Shares and vice versa, and any provision of this Agreement by virtue of which any of the Partners must transfer Shares to any other Partner will include the transfer of shares of such companies in the same proportion.

     10.1.A Prevalence of the Agreement.  As among the Partners, the provisions
            ----------------------------
of this Agreement shall have priority over the applicable law and the Bylaws.

     10.2 Term. This Agreement shall become effective on the date hereof. This
          -----
Agreement shall continue to be in effect during the whole term of the Company and until its dissolution and liquidation are completed. Without prejudice to the foregoing, this Agreement shall be terminated with regard to any Partner, on the date in which such Partner or any of its Affiliates to which Shares have been transferred pursuant to Section 7.3 ceases to be a shareholder of the Company. The termination of this Agreement by virtue for this latter reason will not affect the survival of the obligations of the Partners established in Sections 3.3. and 8.4 as therein provided.

     10.3 Notices. (a) Any notice or communication required by this Agreement
          --------
or that this Agreement authorizes to be carried out, shall be made in writing and may be carried out by delivery at the address of the Partner to be notified indicated in paragraph (b) of this Section 10.3, by way of a certified letter with acknowledgment of receipt paid in advance, or by cable, telex or fax, sent to such address and any communication or notice delivered in this manner shall be considered delivered on the date in which it is received by the addressee.

     (b) The domiciles of the representatives to which reference is made in subsection (a) of this Section 10.3 are the following:

TINTA
-----

Tele-Communications International, Inc.
5619 DTC Parkway
Englewood, Colorado 80111, USA
Att. President
Telephone: (1 303) 267 5740
Fax: (1 303) 488 3242

With copies to:

Tele-Communications International, Inc.
5619 DTC Parkway
Englewood, Colorado 80111, USA
Att. General Counsil
Telephone: (1 303) 267 4800
Fax: (1 303) 488 3245

M & M. BOMCHIL
At./ Dr. Marcelo E. Bombau
Suipacha 268, piso 12, 1355 Buenos Aires
Argentina
Telephone: 328-8400
Fax: 326-7217


Tele-Communications International, Inc.
c/o M.&M. BOMCHIL
At./ Dr. Marcelo E. Bombau
Suipacha 268, piso 12, 1355, Buenos Aires

CEI
---

CEI Citicorp Holdings Sociedad Anonima
Tucuman 1, piso 19
1049 Buenos Aires

Telephone : (541) 310-6924
Fax : (541) 310 6971

TISA
----

T.I. Telefonica Internacional de Espana, S.A.
Jorge Manrique 12
Madrid, Espana
Telephone : (341) 362 6600
Fax : (341) 362 6654

With copy to:

Estudio de los Dres. O'Farrell
Attention: Dr. Pablo H. Miguens
Avda. De Mayo 651, 4th floor
Buenos Aires
Telephone: (541) 346 1091
Fax: (541) 346 1000 extension 4999

Eurnekian
---------

Eduardo Eurnekian
Honduras 5663
(1414) Buenos Aires, Argentina
Telephone : (541) 778 6796
Fax : (541) 778 6764

With copy to

Dr. Mariano Ibanez
Honduras 5663
(1414) Capital Federal
Telephone: (541) 778 6585
Fax: (541) 778 6765

     10.4 Assignment: With the exception of all that is provided for in
          ----------
subsection (b) of Section 5.4 and Section 7.4, none of the rights that this Agreement grants to TINTA, CEI, TISA and Eurnekian mentioning them in an individual manner, may be assigned by them to any purchaser of Shares, without the previous written consent of the other Partners.

     10.5 Nullity. (a) If any provision of this Agreement were rendered null in
          --------
compliance with any applicable law, it shall be considered that this Agreement is divisible with regard to such a provision and such a provision shall be rendered null, but the rest of this Agreement shall be valid and binding and shall produce the same effect as if such a provision were not included in this Agreement.

     (b)  Notwithstanding the provisions stated in subsection (a) of this
Section 10.5, the Partners shall make their best efforts to establish a practical and business effective solution to the problems stemming from such nullity and accord and determine by way of a supplementary agreement a substitute provision that reflects, to the maximum extent possible, the null provision, but that is not null in itself.

     10.6 Entire Agreement. This Agreement is the entire agreement among the
          -----------------
Partners in relation to the purpose of this agreement and wholly replaces the
(i) Proposed Term Sheet dated July 1, 1997 between TINTA and CEI, (ii) the Amended and Restated Stockholders Agreement dated April 25, 1995 between TCI International Holdings, Inc. and Eduardo Eurnekian, Basilia Jaliquias, Alberto Antranik Eurnekian, Sebastian Arias Duval, Lorenzo Luis Marchese and Tomas Daniel Kolakovic, and (iii) the Memorandum of Understanding dated July 14, 1997 between CEI and Eduardo Eurnekian acting on his own and on behalf of third parties.

     10.7 Modifications and waivers. No supplement, or modification or reform of
          --------------------------
this Agreement shall be binding unless it is in writing and signed by all the Partners. No waiver shall be binding unless it is granted in writing by the Partner(s) against which the waiver must be effective. No waiver to any of the provisions of this Agreement shall be considered or shall constitute, a waiver to any other provision, be it or not similar, and no waiver shall constitute a continuos or permanent waiver. The omission or delay of any of the Partners in the exercise of any of their rights, powers or privileges arising from this Agreement shall not operate as a waiver to such a right, power or privilege and neither shall any singular or partial exercise of it prevent any other exercise or future exercise of it or the exercise of any other right, power or privilege.

     10.8 Cumulative Remedies. The remedies provided for in this Agreement are
          --------------------
cumulative and shall not prevent any of the Partners from exercising other rights or pursuing other legal or contractual remedies against the same Partner or against a different one.

     10.9 Additional Guarantees. The Partners shall immediately take the
          ----------------------
necessary steps, shall sign the additional documents and other documents and shall exercise all the voting rights conferred to them by the Shares, be they those owned at present or those to be acquired by them in the future, in such a way as to guarantee that the provisions, objectives and spirit of the Agreement are fulfilled and are made fully effective.

     10.10 Authorization. Each of the Partners warrants to the others that the
           --------------
execution of this Agreement (i) has been duly authorized and is in accordance with the powers conferred to them by law or by their Articles of Incorporation and bylaws or equivalent documents; and (ii) is not in violation of any contractual provision which may be binding upon the same.

     10.11 Applicable Law. This Agreement shall be ruled by the laws of the
           ---------------
Republic of Argentina and construed according to them.

     10.12 Solution of Disputes All disputes which may arise among the Partners
           --------------------
with regard to this Agreement and that cannot be amicably solved, shall be definitely settled through arbitration in accordance with the Conciliation and Arbitration Rules of the International Chamber of Commerce by three arbitrators designated according to such rules. In order to appoint the arbitrators all the plaintiffs or defendants shall be considered as one single party. The arbitration shall take place in the City of Geneva, Switzerland and the arbitration language shall be Spanish, with simultaneous translation into English in case TINTA was part of the arbitration and so requested it.

     IN WITNESS WHEREOF, the parties hereto subscribe this Agreement in the place and on the date stated in the heading with as many copies as signing parties.



Tele-Communications International, Inc.
By:



Martin Eurnekian
By: Eduardo Eurnekian



CEI Citicorp Holdings S.A.
By:



Southtel Equity Corporation
By:



T.I. Telefonica Internacional de Espana S.A.
By:

EXHIBIT I
List of Exempted Businesses


TINTA
-----

Current: DTH Platform -Sky Latin America
Foreseen: Free to air television through UHF


CEI
---

Current: Multicanal S.A. and Companies in which the same owns an equity interest
Foreseen: Plataforma Digital S.A. /Galaxy Entertainment S.A./ Free to air television through UHF


TISA
----

Current: Multicanal S.A. and Companies in which the same owns an equity interest
Foreseen: Plataforma Digital S.A. /Galaxy Entertainment S.A./ Free to air television through UHF


Eurnekian
---------

Current: Free to air television through UHF
Foreseen: Free to air television through UHF